SECURITIES AND EXCHANGE COMMISSION



                              WASHINGTON, DC 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              INTELLESALE.COM, INC.
             (Exact name of Registrant as Specified in its Charter)

             DELAWARE                               52-2137650
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)                Identification No.)



                                510 Ryerson Road
                         Lincoln Park, New Jersey 07035
               (Address of principal executive offices) (zip code)




        Title of Each Class                 Name of Each Exchange on Which
        to be so Registered                 Each Class is to be Registered

                    None                                           None


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates:
333-87043 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.0001 per share
--------------------------------------------------------------------------------
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered

         The description of the Common Stock, par value $.0001 per share, of Intellesale.com, Inc. (the "Registrant") set forth under the caption "Description of Capital Stock" in the Prospectus filed by the Registrant with the Securities and Exchange Commission on January 4, 2000, as part of its Amendment No. 6 to Registration Statement on Form S-1 (Registration No. 333-87043) (the "Form S-1"), as amended from time to time, is hereby incorporated by reference in answer to this item.

Item 2.  Exhibits

         The following exhibits which have been filed as exhibits in the Form S-1 are hereby incorporated by reference as exhibits in answer to this item.


         1. Form of Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 of the Form S-1).

         2.  Form of Amended and Restated  By-laws of the  Registrant  (filed as
Exhibit 3.2 of the Form S-1).









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

                                   SIGNATURES

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


INTELLESALE.COM, INC.
Date:    January 24, 2000

By:          /s/ Marc Sherman
    --------------------------------------------------
          Name: Marc Sherman
          Title: President and Chief Executive Officer









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